FOR MORE INFORMATION                          FOR IMMEDIATE RELEASE
Pattie Kushner (404-249-2365)                 July 20, 2000


                   BellSouth Second Quarter EPS Increases 9.8%
                      Continued Strong Business Performance
              in Data/Internet/E>Commerce, Wireless, International

ATLANTA - BellSouth Corporation (NYSE: BLS) reported second quarter earnings per share (EPS) of 56 cents, an increase of 9.8 percent compared to 51 cents before a special item in the second quarter of 1999.

Consolidated revenues were a quarterly record $6.8 billion and up 9.8 percent over the same period in 1999. Growth continued to be driven by BellSouth's rapidly evolving mix of data, wireless and international revenues.

"We continue to execute our strategies by giving our customers the high-tech communications that are essential in the Internet economy," said Duane Ackerman, chairman and chief executive officer. "Businesses require high-performing networks to run their innovative applications. Consumers want BellSouth to package digital TV and all of today's powerful services for them. We're putting it all together for customers in all these fast-growing markets."

Data, Internet, E>Commerce

High-speed data services and e>commerce applications for business customers, as well as Web hosting and Internet access, were the major factors driving BellSouth data revenues of $869 million in the second quarter, a 26.9 percent gain. In June alone, the company rolled out six new data products for larger businesses. At the end of the quarter, BellSouth had 74,000 customers for DSL and other high-speed access products and a total of 788,000 Internet service subscribers. Equivalent access lines, which include broadband data services as well as traditional switched lines, grew at a record annual rate of 20.8 percent.

Domestic Wireless

Proportionate revenues of $877 million grew 17.4 percent compared to $747 million in the second quarter of 1999 (normalized for the sale of Honolulu Cellular last August). At June 30, 2000 BellSouth served 5.9 million mobile phone customers in the U.S. (proportionate basis). This is an annual growth rate of 17.6 percent (normalized for Honolulu), up from 15.4 percent growth in the first quarter of 2000. In May, BellSouth broke new ground in the wireless industry when it introduced "Rollover Minutes," an innovative concept that allows customers in special plans to keep unused minutes from month-to-month. In addition, the company's digital one-rate plans and other value-priced packages are driving increased usage and revenues. Average revenue per subscriber of $54 in the second quarter of 2000 increased 5.9 percent compared to $51 in the same three months a year ago.

International

BellSouth added 790,000 international wireless customers in the second quarter (proportionate basis), including a recent acquisition that expanded BellSouth's operations in Brazil, driving an annual growth rate of 70.6 percent. Second quarter proportionate revenues climbed 17.6 percent, to $834 million in 2000 from $709 million in the same quarter of the previous year. With operations concentrated in Latin America and Europe, BellSouth's businesses now cover a total population overseas of more than 303 million and serve 16.2 million total wireless customers (7.6 million on a proportionate basis). In May and June, BellSouth announced two related transactions that will give its newest Latin American company, Celumovil, the first national cellular footprint in Colombia.

Calling Features and Packages

Calling  feature  revenues  were $532 million in the second  quarter of 2000, an
11.5 percent increase compared to $477 million in the same three months of 1999. The BellSouth(r) Complete Choice(r) Plan family of services is now used by nearly three in 10 residential customers. Complete Choice packages basic service with any or all of some two dozen calling features such as Caller ID and Call Waiting Deluxe. Caller ID now is activated on more than 7.5 million BellSouth residential lines. Newer products such as Privacy Director also contributed to the second quarter gains.

Additional Financial Highlights

BellSouth's consolidated revenues of $6.8 billion in the second quarter of 2000 increased 9.8 percent. The second quarter of the previous year included a non-cash charge of $320 million related to the impairment of wireless assets. Not including this special item, consolidated expenses of $4.8 billion in the second quarter of 2000 increased 6.4 percent and net income of $1.1 billion increased 9.4 percent. Net income in the three months ended June 30, 1999 was $973 million before the special item, and $786 million as reported (41 cents per share).

BellSouth is a $26 billion communications services company. It provides telecommunications services, Internet, data and e>commerce applications, wireless communications, cable and digital TV, and online and directory advertising to more than 40 million customers in 18 countries worldwide.

Access BellSouth's computer viewable and downloadable earnings commentary and financial statements at www.bellsouth.com/investor.

BellSouth Corporation
Consolidated Statements of Income (unaudited)
(amounts in millions, except per share data)
                                                Quarter Ended
                                              6/30/00    6/30/99    % Change

Operating Revenues
     Wireline communications
         Local service                         $2,862     $2,712       5.5%
         Network access                         1,245      1,187       4.9%
         Long distance                            131        153     (14.4%)
         Other wireline                           357        255      40.0%
            Total wireline communications       4,595      4,307       6.7%
     Domestic wireless                            919        796      15.5%
     International operations                     658        565      16.5%
     Advertising and publishing                   471        407      15.7%
     Other                                        109         73      49.3%
         Total Operating Revenues               6,752      6,148       9.8%

Operating Expenses
     Operational and support expenses           3,565      3,359       6.1%
     Depreciation and amortization              1,240      1,155       7.4%
     Severance accrual                              -          -        N/M
     Loss on asset impairment                       -        320        N/M
         Total Operating Expenses               4,805      4,834      (0.6%)
Operating Income                                1,947      1,314      48.2%
Interest Expense                                  332        245      35.5%
Other Income (Expense), net                        68        187        N/M
Income Before Income Taxes                      1,683      1,256      34.0%
Provision for Income Taxes                        619        470      31.7%
           Net Income                          $1,064       $786      35.4%

Diluted:
     Weighted Average Common
      Shares Outstanding                        1,900      1,909      (0.5%)
     Earnings Per Share                         $0.56      $0.41      36.6%

                                               Six Months Ended
                                              6/30/00    6/30/99   % Change

Operating Revenues
     Wireline communications
         Local service                         $5,683     $5,366       5.9%
         Network access                         2,508      2,378       5.5%
         Long distance                            266        303     (12.2%)
         Other wireline                           642        535      20.0%
            Total wireline communications       9,099      8,582       6.0%
     Domestic wireless                          1,772      1,540      15.1%
     International operations                   1,322      1,126      17.4%
     Advertising and publishing                   835        750      11.3%
     Other                                        211        123      71.5%
         Total Operating Revenues              13,239     12,121       9.2%

Operating Expenses
     Operational and support expenses           7,133      6,612       7.9%
     Depreciation and amortization              2,458      2,268       8.4%
     Severance accrual                             78          -        N/M
     Loss on asset impairment                       -        320        N/M
         Total Operating Expenses               9,669      9,200       5.1%
Operating Income                                3,570      2,921      22.2%
Interest Expense                                  638        471      35.5%
Other Income (Expense), net                       282        (20)       N/M
Income Before Income Taxes                      3,214      2,430      32.3%
Provision for Income Taxes                      1,149      1,029      11.7%
           Net Income                          $2,065     $1,401      47.4%

Diluted:
     Weighted Average Common
      Shares Outstanding                        1,899      1,930      (1.6%)
     Earnings Per Share                         $1.09      $0.73      49.3%

Selected Financial and Operating Data

                                                  Quarter Ended
                                                6/30/00    6/30/99    % Change

EBITDA                                           $3,187     $2,789      14.3%
EBITDA margin                                     47.2%      45.4%    +180bps
Return on average equity (annualized)             26.2%      22.5%    +370bps
Return on average total capital (annualized)      16.5%      13.9%    +260bps
Digital and data revenues                          $869       $685      26.9%
Dividends per share                               $0.19      $0.19       0.0%
Capital expenditures                             $1,705     $1,498      13.8%

                                                  Six Months Ended
                                                6/30/00    6/30/99   % Change

EBITDA                                           $6,106     $5,509      10.8%
EBITDA margin                                     46.1%      45.5%     +60bps
Return on average equity (annualized)             26.3%      19.1%    +720bps
Return on average total capital (annualized)      16.2%      12.6%    +360bps
Digital and data revenues                        $1,680     $1,306      28.6%
Dividends per share                               $0.38      $0.38       0.0%
Capital expenditures                             $3,268     $2,885      13.3%

                                                   As of
                                       6/30/00    6/30/99    % Change

Common shares outstanding                  1,879      1,885      (0.3%)
Book value per share                       $8.78      $7.40      18.6%
Debt ratio                                 50.6%      53.8%    -320bps
Total employees                           99,027     94,998       4.2%

BellSouth Corporation
Normalized Earnings Summary  (unaudited)
(amounts in millions, except per share data)

                                               Quarter Ended
                                            6/30/00    6/30/99    % Change


Reported Net Income                         $1,064       $786       35.4%
     Gain on E-Plus restructuring (a)            -          -           -
     Severance accrual (b)                       -          -           -
     Loss on asset impairment (c)                -        187         N/M
     Foreign currency loss(d)                    -          -           -
Normalized Net Income                       $1,064       $973        9.4%


Reported Diluted Earnings Per Share          $0.56      $0.41       36.6%
     Gain on E-Plus restructuring (a)            -          -           -
     Severance accrual (b)                       -          -           -
     Loss on asset impairment (c)                -       0.10         N/M
     Foreign currency loss(d)                    -          -           -
Normalized Diluted Earnings Per Share (e)    $0.56      $0.51        9.8%

Normalized return on
 average equity (annualized)                 26.2%      27.8%     -160bps
Normalized return on
average total capital (annualized)           16.5%      16.5%           -


                                              Six Months Ended
                                            6/30/00     6/30/99   % Change


Reported Net Income                         $2,065      $1,401      47.4%
     Gain on E-Plus restructuring (a)          (68)          -        N/M
     Severance accrual (b)                      48                    N/M
     Loss on asset impairment (c)                -         187        N/M
     Foreign currency loss(d)                    -         280        N/M
Normalized Net Income                       $2,045      $1,868       9.5%

Reported Diluted Earnings Per Share          $1.09       $0.73      49.3%
     Gain on E-Plus restructuring (a)        (0.04)          -        N/M
     Severance accrual (b)                    0.03                    N/M
     Loss on asset impairment (c)                -        0.10        N/M
     Foreign currency loss(d)                    -        0.15        N/M
Normalized Diluted Earnings Per Share (e)    $1.08       $0.97      11.3%

Normalized return on
 average equity (annualized)                  26.0%       25.5%     +50bps
Normalized return on
 average total capital (annualized)           16.0%       15.9%     +10bps

(a) Represents income related to the restructuring of our ownership interest in German wireless operator E-Plus.

(b) Represents expense recorded as a result of our previously announced plan to reduce our domestic workforce.

(c) Represents the after-tax loss recorded in second quarter 1999 associated with the write-down of equipment that is being replaced as we continue to upgrade our U.S. wireless network.

(d) Represents our share of foreign currency losses recorded during first quarter 1999 as a result of the devaluation of the Brazilian Real during January 1999.

(e) 1999 year-to-date normalized diluted earnings per share do not sum due to rounding.

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

                                              June 30,      December 31,
                                                2000            1999

Assets
Current Assets:
  Cash and cash equivalents                     $1,520          $1,287
  Temporary cash investments                        27             105
  Accounts receivable--net
    of allowance for uncollectibles
    of $316 and $312                             5,014           5,177
  Material and supplies                            468             451
  Other current assets                             590             367
      Total Current Assets                       7,619           7,387

Investments and Advances                         7,456           6,097
Property, Plant and Equipment, net              25,297          24,631
Deferred Charges and Other Assets                1,717           1,564
Intangible Assets, net                           4,023           3,774
Total Assets                                   $46,112         $43,453

Liabilities and Shareholders' Equity
Current Liabilities:
  Debt maturing within one year                $6,108           $7,653
  Accounts payable                              2,100            1,961
  Other current liabilities                     4,234            3,781
      Total Current Liabilities                12,442           13,395

Long-Term Debt                                 10,869            9,113

Noncurrent Liabilities:
  Deferred income taxes                         2,963            2,705
  Unamortized investment tax credits              106              126
  Other noncurrent liabilities                  3,230            3,299
      Total Noncurrent Liabilities              6,299            6,130

Shareholders' Equity:
  Common stock, $1 par value                    2,020            2,020
  Paid-in capital                               6,775            6,771
  Retained earnings                            12,746           11,456
  Accumulated other comprehensive income           (5)            (358)
  Shares held in trust and treasury            (4,832)          (4,798)
  Guarantee of ESOP debt                         (202)            (276)
      Total Shareholders' Equity               16,502           14,815
Total Liabilities and Shareholders' Equity    $46,112          $43,453

================================================================================

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

Wireline Communications

                                             Quarter Ended
                                          6/30/00     6/30/99    % Change

Operating Revenues
      Local service                        $2,862      $2,712        5.5%
      Network access                        1,245       1,187        4.9%
      Long distance                           131         153      (14.4%)
      Other wireline                          443         374       18.4%
          Total Operating Revenues          4,681       4,426        5.8%
Operating Expenses
      Operational and support expenses      2,188       2,186        0.1%
      Depreciation and amortization           904         850        6.4%
          Total Operating Expenses          3,092       3,036        1.8%
Operating Income                            1,589       1,390       14.3%
Interest Expense                              176         133       32.3%
Other Income, net                               4           -         N/M
Income Before Income Taxes                  1,417       1,257       12.7%
Provision for Income Taxes                    509         476        6.9%
            Segment Net Income(1)            $908        $781       16.3%


                                            Six Months Ended
                                          6/30/00     6/30/99    % Change

Operating Revenues
      Local service                        $5,683      $5,366        5.9%
      Network access                        2,508       2,378        5.5%
      Long distance                           266         303      (12.2%)
      Other wireline                          800         702       14.0%
          Total Operating Revenues          9,257       8,749        5.8%
Operating Expenses
      Operational and support expenses      4,331       4,263        1.6%
      Depreciation and amortization         1,785       1,683        6.1%
          Total Operating Expenses          6,116       5,946        2.9%
Operating Income                            3,141       2,803       12.1%
Interest Expense                              338         268       26.1%
Other Income, net                              10           1         N/M
Income Before Income Taxes                  2,813       2,536       10.9%
Provision for Income Taxes                  1,042         954        9.2%
            Segment Net Income(1)          $1,771      $1,582       11.9%


Selected Financial and Operating Data

                                         Quarter Ended
                                      6/30/00     6/30/99    % Change
(amounts in millions)
EBITDA                                 $2,493      $2,240       11.3%
EBITDA margin                           53.3%       50.6%     +270bps
Convenience feature revenues             $532        $477       11.5%
Access minutes of use                  28,798      27,627        4.2%
Long distance messages                    129         168      (23.2%)
Capital expenditures                   $1,248      $1,166        7.0%

                                        Six Months Ended
                                      6/30/00     6/30/99    % Change
(amounts in millions)
EBITDA                                 $4,926      $4,486        9.8%
EBITDA margin                           53.2%       51.3%     +190bps
Convenience feature revenues           $1,047        $921       13.7%
Access minutes of use                  57,514      54,452        5.6%
Long distance messages                    265         345      (23.2%)
Capital expenditures                   $2,425      $2,255        7.5%


                                                    As of
                                       6/30/00     6/30/99    % Change

Debt ratio                                53.2%       48.5%     +470bps
Equivalent access lines
 in service (thousands):
    Switched access lines               24,647      24,370        1.1%
    Access line equivalents             23,649      15,605       51.5%
Total equivalent access lines
 in service                             48,296      39,975       20.8%
Telephone employees                     65,590      64,727        1.3%

BellSouth Corporation
Supplemental Operating Data  (in thousands)

Wireline Communications - Network Access Lines In Service(a)

                                                      As of
                                       6/30/00       6/30/99      % Change

Switched access lines
  Residence                             17,189        16,782          2.4%
  Business                               7,198         7,316         (1.6%)
  Other                                    260           272         (4.4%)
      Total switched access
       lines in service                 24,647        24,370          1.1%
Access line equivalents(b)
  Selected digital data services:
    Basic rate ISDN                        231           202         14.4%
    Primary rate ISDN                    1,049           714         46.9%
    DS0                                  1,030           517         99.2%
    DS1                                  5,009         3,911         28.1%
    DS3 & higher                        16,330        10,261         59.1%
      Total digital data
       lines in service                 23,649        15,605         51.5%

Total equivalent access
  lines in service                      48,296        39,975         20.8%

(a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

(b) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, growth rates cannot be compared on an equivalent basis.

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

Domestic Wireless(2)

                                  Quarter Ended
                               6/30/00     6/30/99    % Change

Operating revenues                $923        $799       15.5%

Segment net income(1)             $127         $71       78.9%

Total assets                    $5,978      $6,452       (7.3%)


                                 Six Months Ended
                               6/30/00     6/30/99    % Change

Operating revenues              $1,780      $1,547       15.1%

Segment net income(1)             $187        $131       42.7%



Proportionate Basis(3) - Selected Financial and Operating Data

                                            Quarter Ended
                                          6/30/00     6/30/99    % Change
(amounts in millions,
  except customer data in thousands)
Wireless revenues, net(4)                   $877        $761       15.2%
Net income(5)                               $127         $69       84.1%
Operating cash flow(7)                      $378        $296       27.7%
Operating cash flow margin(8)              43.1%       38.9%     +420bps
Customer net adds in period
 (excluding ownership changes)               280         146       91.8%
Average monthly revenue per customer(9)      $54         $51        5.9%


                                            Six Months Ended
                                          6/30/00     6/30/99    % Change
(amounts in millions,
  except customer data in thousands)
Wireless revenues, net(4)                 $1,669      $1,462       14.2%
Net income(5)                               $187        $132       41.7%
Operating cash flow(7)                      $668        $565       18.2%
Operating cash flow margin(8)              40.0%       38.6%     +140bps
Customer net adds in period
 (excluding ownership changes)               570         353       61.5%
Average monthly revenue per customer(9)      $53         $50        6.0%


                                                      As of
                                         6/30/00     6/30/99    % Change

Customers                                 5,913       5,155       14.7%
POPs                                     59,394      57,256        3.7%
Penetration rate(10)                      10.2%        9.3%      +90bps
Property, plant and equipment, gross     $4,845      $4,484        8.1%



Normalized Financial and Operating Data

During the third quarter of 1999, we sold our Honolulu Cellular Operations. In the following table, we have restated the prior period financial and operating data to reflect these changes and provide more meaningful comparative information for existing operations.

                                            Quarter Ended
                                        6/30/00     6/30/99    % Change
(amounts in millions,
  except customer data in thousands)
Wireless revenues, net(4)                 $877        $747       17.4%
Customers                                5,913       5,029       17.6%
POPs                                    59,394      56,384        5.3%
Penetration rate(10)                     10.2%        9.2%     +100bps


                                          Six Months Ended
                                        6/30/00     6/30/99    % Change
(amounts in millions,
  except customer data in thousands)
Wireless revenues, net(4)               $1,669      $1,435       16.3%

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

International Operations(2)

                                        Quarter Ended
                                     6/30/00     6/30/99    % Change

Operating revenues                      $668        $565       18.2%

Segment net income (loss)(1)            ($18)        $50         N/M

Total assets                          $5,756      $4,389       31.1%


                                       Six Months Ended
                                     6/30/00     6/30/99    % Change

Operating revenues                    $1,343      $1,126       19.3%

Segment net income (loss)(1)            ($4)         $30         N/M




Proportionate Basis(3) - Selected Financial and Operating Data

                                               Quarter Ended
                                            6/30/00     6/30/99    % Change
(amounts in millions,
  except customer data in thousands)
Wireless revenues, net(4)                    $834        $709       17.6%
Net income  (5)                               ($5)        $54         N/M
Operating cash flow(7)                       $249        $215       15.8%
Operating cash flow margin(8)               29.9%       30.3%      -40bps
Customer net adds in period
  (excluding ownership changes)               622         424       46.7%
Average monthly revenue per customer(9)       $35         $51      (31.4%)


                                             Six Months Ended
                                           6/30/00     6/30/99    % Change
(amounts in millions,
  except customer data in thousands)
Wireless revenues, net(4)                  $1,678      $1,414       18.7%
Net income  (5)                               $16         $46      (65.2%)
Operating cash flow(7)                       $441        $388       13.7%
Operating cash flow margin(8)               26.3%       27.4%     -110bps
Customer net adds in period
  (excluding ownership changes)             1,609         998       61.2%
Average monthly revenue per customer(9)       $37         $53      (30.2%)

                                                        As of
                                           6/30/00     6/30/99    % Change
Wireless:
     Customers                               7,634       4,475       70.6%
     POPs                                  153,635     127,407       20.6%
Penetration rate(10)                          5.2%        4.5%      +70bps
Property, plant and equipment, gross        $3,939      $3,260       20.8%

BellSouth Corporation
Supplemental Operating Data - International Customers and POPs by Country (Proportionate Basis(3) in thousands)
                                                  Customers As of
Country                   Brand            6/30/00      6/30/99    % Change

Argentina                Movicom              911          652       39.7%
                        Interior                9            -         N/M
Brazil               BCP (Sao Paulo)          647          437       48.1%
                     BCP (Northeast)          342          103      232.0%
                         TCO (6)              168            -         N/M
Chile             BellSouth (Santiago)        426          262       62.6%
                  BellSouth (Interior)         56            -         N/M
Ecuador                 BellSouth             179          132       35.6%
Nicaragua               BellSouth              53           23      130.4%
Panama                BSC de Panama            69           34      102.9%
Peru                 Tele2000 (Lima)          316          192       64.6%
                   Tele2000 (Interior)         21            -         N/M
Uruguay                  Movicom               64           42       52.4%
Venezuela                Telcel             2,406        1,221       97.1%
Guatemala               Guatemala               -            -           -

     Subtotal Latin America                 5,667        3,098       82.9%

Denmark                  Sonofon              320          393      (18.6%)
Germany                  e-plus             1,080          568       90.1%
India                    SkyCell                7            4       75.0%
Israel                   Cellcom              560          412       35.9%

     Subtotal Europe and Asia/Pacific       1,967        1,377       42.8%

Total International                         7,634        4,475       70.6%


                                                      POPs As of
Country                 Brand              6/30/00      6/30/99     % Change

Argentina              Movicom              8,710       8,775        (0.7%)
                      Interior             14,560      14,690        (0.9%)
Brazil             BCP (Sao Paulo)          8,049       8,049            -
                   BCP (Northeast)         12,452      12,452            -
                       TCO (6)              4,733           -          N/M
Chile           BellSouth (Santiago)        7,500       7,400         1.4%
                BellSouth (Interior)        7,600           -          N/M
Ecuador               BellSouth            11,086      10,996         0.8%
Nicaragua             BellSouth             2,581       2,581            -
Panama              BSC de Panama           1,223       1,135         7.8%
Peru               Tele2000 (Lima)          7,069       5,188        36.3%
                 Tele2000 (Interior)       17,334      12,600        37.6%
Uruguay                Movicom                966         966            -
Venezuela              Telcel              18,132      18,132            -
Guatemala             Guatemala             7,140           -          N/M

     Subtotal Latin America               129,135     102,964        25.4%

Denmark                  Sonofon            2,465       2,465            -
Germany                  e-plus            18,568      18,545         0.1%
India                    SkyCell            1,348       1,348            -
Israel                   Cellcom            2,119       2,085         1.6%

     Subtotal Europe and Asia/Pacific      24,500      24,443         0.2%

Total International                       153,635     127,407        20.6%

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

Advertising and Publishing

                                  Quarter Ended
                               6/30/00     6/30/99     % Change

Operating revenues               $477         $410       16.3%
Segment net income(1)            $125          $98       27.6%
Total assets                   $1,579       $1,310       20.5%


                                 Six Months Ended
                               6/30/00      6/30/99    % Change

Operating revenues               $846         $756       11.9%
Segment net income(1)            $215         $182       18.1%


Selected Financial and Operating Data

                             Quarter Ended
                          6/30/00     6/30/99     % Change

EBITDA                      $208         $169       23.1%
EBITDA margin              43.6%        41.2%     +240bps


                            Six Months Ended
                         6/30/00      6/30/99    % Change

EBITDA                      $363         $315       15.2%
EBITDA margin              42.9%        41.7%     +120bps






Other

                             Quarter Ended
                          6/30/00     6/30/99     % Change

Operating revenues          $209         $165       26.7%
Segment net loss(1)         ($54)        ($59)       8.5%
Total assets              $1,486       $1,333       11.5%


                          Six Months Ended
                          6/30/00      6/30/99    % Change

Operating revenues          $399         $285       40.0%
Segment net loss(1)         ($93)       ($116)      19.8%

BellSouth Corporation
Notes

(1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

(2) Domestic wireless and international operations financial and operating data are reported one month in arrears, except for domestic wireless customers and POPs which are presented as of quarter end.

(3) Proportionate basis financial and operating data reflect our ownership interest in the total operating results for each of our wireless properties, both domestic and international, whether or not consolidated for financial statement presentation purposes. Proportionate basis customers and POPs represent end of period customers and estimated market population, respectively, multiplied by our ownership interest in a licensee operating in that market.

(4)  Wireless revenues, net includes activation fees, access,  airtime,  roaming
     (net), long distance, equipment sales, value added services and other revenue. Proportionate domestic wireless revenues have been adjusted to include the cost of equipment sold to customers.

(5)  Net income (loss) represents our  proportionate  interest in the net income
     (loss) of the respective operations and does not include gains (losses) from the sale of properties or development expenses for markets prior to service initiation.

(6) TCO represents a new investment acquired in May, 2000. This investment is accounted for under the cost method; therefore, it has no impact on operating results.

(7) Operating cash flow is defined as operating income plus depreciation and amortization. While it represents our proportionate interest in the operating entities' operating cash flows, it does not necessarily represent cash available to us.

(8) Operating cash flow margin is calculated by dividing operating cash flow by wireless revenues, net.

(9) Average monthly revenue per customer is calculated by dividing average monthly revenue by average proportionate basis customers. Average monthly revenue includes activation fees, access, airtime, roaming (net), long distance and value added services.

(10) Penetration rate is calculated by dividing proportionate basis customers by proportionate basis POPs (excludes POPs in markets where service has not been initiated).